The Cincinnati Insurance Company ■ The Cincinnati Indemnity Company
The Cincinnati Casualty Company ■ The Cincinnati Specialty Underwriters Insurance Company
The Cincinnati Life Insurance Company ■ CFC Investment Company ■ CSU Producer Resources Inc.
Cincinnati Global Underwriting Ltd. ■ Cincinnati Global Underwriting Agency Ltd.

Investor Contact: Dennis E. McDaniel, 513-870-2768
CINF-IR@cinfin.com

Media Contact: Betsy E. Ertel, 513-603-5323
Media_Inquiries@cinfin.com
Cincinnati Financial Reports Fourth-Quarter and Full-Year 2020 Results

Cincinnati, February 10, 2021 – Cincinnati Financial Corporation (Nasdaq: CINF) today reported:
•Fourth-quarter 2020 net income of $1.049 billion, or $6.47 per share, compared with net income of $626 million, or $3.79 per share, in the fourth quarter of 2019, after recognizing a $767 million fourth-quarter 2020 after-tax increase in the fair value of equity securities still held.
•Full-year 2020 net income of $1.216 billion, or $7.49 per share, compared with $1.997 billion, or $12.10 per share, in 2019.
•$59 million or 29% increase in fourth-quarter 2020 non-GAAP operating income* to $262 million, or $1.61 per share, compared with $203 million, or $1.23 per share, in the fourth quarter of last year.
•$161 million or 23% decrease in full-year 2020 non-GAAP operating income to $533 million, or $3.28 per share, down from $694 million, or $4.20 per share, with after-tax property casualty underwriting profit down $175 million.
•$423 million increase in fourth-quarter 2020 net income reflected the after-tax net effect of a $364 million increase in net investment gains and a $54 million increase in after-tax property casualty underwriting profit.
•$67.04 book value per share at December 31, 2020, up $6.49 or 10.7% since year-end 2019.
•14.7% value creation ratio for full-year 2020, compared with 30.5% for 2019.

Financial Highlights

(Dollars in millions except per share data)	Three months ended December 31,			Twelve months ended December 31,
	2020	2019	% Change	2020	2019	% Change
Revenue Data
Earned premiums	$1,520	$1,441	5	$5,980	$5,604	7
Investment income, net of expenses	172	168	2	670	646	4
Total revenues	2,694	2,152	25	7,536	7,924	(5)
Income Statement Data
Net income	$1,049	$626	68	$1,216	$1,997	(39)
Investment gains and losses, after-tax	787	423	86	683	1,303	(48)
Non-GAAP operating income*	$262	$203	29	$533	$694	(23)
Per Share Data (diluted)
Net income	$6.47	$3.79	71	$7.49	$12.10	(38)
Investment gains and losses, after-tax	4.86	2.56	90	4.21	7.90	(47)
Non-GAAP operating income*	$1.61	$1.23	31	$3.28	$4.20	(22)

Book value				$67.04	$60.55	11
Cash dividend declared	$0.60	$0.56	7	$2.40	$2.24	7
Diluted weighted average shares outstanding	162.1	165.3	(2)	162.4	165.1	(2)

*    The Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures defines and reconciles measures presented in this release that are not based on U.S. Generally Accepted Accounting Principles.
    Forward-looking statements and related assumptions are subject to the risks outlined in the company’s safe harbor statement.
                                             CINF 4Q20 Release 1

Insurance Operations Highlights
•87.3% fourth-quarter 2020 property casualty combined ratio, improved from 91.6% for the fourth quarter of 2019. Full-year 2020 property casualty combined ratio at 98.1%, with net written premiums up 6%.
•7% growth in fourth-quarter 2020 net written premiums, reflecting price increases and premium growth initiatives.
•$185 million fourth-quarter 2020 property casualty new business written premiums. Agencies appointed since the beginning of 2019 contributed $18 million or 10% of total fourth-quarter new business written premiums.
•$15 million of fourth-quarter 2020 life insurance subsidiary net income, up $6 million from the same period in 2019, and 6% growth in fourth-quarter 2020 term life insurance earned premiums.
Investment and Balance Sheet Highlights
•2% or $4 million increase in fourth-quarter 2020 pretax investment income, including 7% growth for stock portfolio dividends and 2% growth in interest income.
•9% full-year increase in fair value of total investments at December 31, 2020, including a 14% increase for the stock portfolio and a 5% increase for the bond portfolio.
•$3.771 billion parent company cash and marketable securities at year-end 2020, up 14% from a year ago.

Fourth Quarter Improves Full-Year Results
Steven J. Johnston, chairman, president and chief executive officer, commented: “Spring storms in the Midwest, hurricanes in the Southeast and wildfires in the West: across our country, weather-related catastrophes were relentless in 2020. In the midst of a global pandemic, our experienced claims professionals rose to the occasion, responding quickly and compassionately.

“We finished the year with a fourth-quarter catastrophe loss impact that was 2.1 percentage points higher than our fourth-quarter 10-year average. Despite that increase, we were able to improve our quarterly combined ratio by 4.3 points compared with the fourth quarter of 2019. A fourth-quarter combined ratio of 87.3% improved our combined ratio from 101.8% at nine months to 98.1% for the full-year. Underwriting profit increased 57% for the quarter and helped us earn a 2020 full-year amount of $119 million.

“This year, it was more important than ever to keep our attention centered on our proven strategies to enhance the profitability of our core book of business. To look through the noise caused by catastrophes or inherent variability in updating estimates for loss reserves, we track our underwriting results before catastrophe losses and before development of reserves for prior accident years. That measure improved from a year ago, by a satisfying 4.2%, to 87.7% for the year.”

Focused on Growth
“A steady rise in renewal premiums led the way to what we believe will again be net written premium growth ahead of the industry average. We successfully managed commercial lines pricing, improving it as the year progressed to see average increases in the mid-single-digit percent range in the fourth quarter. We also have an advantage in our three-year commercial package policy, which reduces administrative burdens for agents and policyholders and supports commercial lines retention as the market firms.

“Our personal lines operations saw 5% growth in net written premiums for both the quarter and the full year. As we introduced greater pricing precision in more states through the rollout of The Cincinnati Casualty Company, our agents responded with enthusiasm, increasing new business premiums written by 25% for the quarter and 10% for the year.

“The pandemic put a spotlight on the importance of life insurance, and we were able to support agencies in providing a total account solution for their clients through The Cincinnati Life Insurance Company. Strong renewal premiums drove a 7% increase in full-year 2020 earned premiums, including a 6% increase for term life insurance.

“Remaining focused on geographic and product diversification, more recent additions to our insurance portfolio also contributed: the excess and surplus lines segment increased its net written premiums 15% for the year while Cincinnati Global Underwriting Ltd.SM and Cincinnati Re® each contributed 1% to overall growth in 2020.”

Confidence in the Future
“Positive contributions from both our insurance operations and investment performance increased our book value nearly 11% to a record $67.04 per share at December 31, 2020. We finished the year with a value creation ratio of 14.7%, ahead of our long-term objective of a 10% to 13% annual average.

“Achieving these positive results in a year that brought a global pandemic, a record number of catastrophe events and historically low interest rates, demonstrates the strength of our relationships with the independent agents who represent us, the mastery demonstrated by our associates in underwriting on an account by account basis and the benefits realized by our dedication to data and analytics. We believe more opportunities lie ahead to deliver meaningful shareholder value into the future as we continue to serve agents and their communities.”
                                             CINF 4Q20 Release 2

Insurance Operations Highlights
Consolidated Property Casualty Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2020	2019	% Change	2020	2019	% Change
Earned premiums	$1,449	$1,374	5	$5,691	$5,334	7
Fee revenues	2	3	(33)	9	11	(18)
Total revenues	1,451	1,377	5	5,700	5,345	7

Loss and loss expenses	829	835	(1)	3,837	3,352	14
Underwriting expenses	435	423	3	1,744	1,652	6
Underwriting profit	$187	$119	57	$119	$341	(65)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	57.3%	60.8%	(3.5)	67.4%	62.8%	4.6
Underwriting expenses	30.0	30.8	(0.8)	30.7	31.0	(0.3)
Combined ratio	87.3%	91.6%	(4.3)	98.1%	93.8%	4.3

			% Change			% Change
Agency renewal written premiums	$1,145	$1,084	6	$4,740	$4,519	5
Agency new business written premiums	185	193	(4)	799	778	3
Other written premiums	64	31	106	325	219	48
Net written premiums	$1,394	$1,308	7	$5,864	$5,516	6

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	54.4%	60.5%	(6.1)	57.0%	60.9%	(3.9)
Current accident year catastrophe losses	5.7	3.5	2.2	12.7	6.6	6.1
Prior accident years before catastrophe losses	(1.8)	(3.0)	1.2	(1.7)	(4.1)	2.4
Prior accident years catastrophe losses	(1.0)	(0.2)	(0.8)	(0.6)	(0.6)	0.0
Loss and loss expense ratio	57.3%	60.8%	(3.5)	67.4%	62.8%	4.6

Current accident year combined ratio before
catastrophe losses	84.4%	91.3%	(6.9)	87.7%	91.9%	(4.2)

•7% and 6% growth in fourth-quarter and full-year 2020 property casualty net written premiums, reflecting premium growth initiatives and price increases. Contributions to growth for both 2020 periods included 1% from Cincinnati Global, while Cincinnati Re’s contribution was 2% in the fourth-quarter and 1% for full-year 2020.
•4% decrease in fourth-quarter and a 3% increase in full-year 2020 new business premiums written by agencies, compared with a year ago. The full-year increase included a $52 million increase in standard market property casualty production from agencies appointed since the beginning of 2019.
•191 new agency appointments in full-year 2020, including 58 that market only our personal lines products.
•4.3 percentage-point fourth-quarter 2020 combined ratio improvement, despite an increase of 1.4 points for losses from catastrophes and 0.9 points of pandemic-related losses and expenses.
•4.3 percentage-point increase in full-year 2020 combined ratio, compared with 2019, including an increase of 6.1 points for losses from catastrophes and 1.5 points of pandemic-related losses and expenses.
•2.8 and 2.3 percentage-point fourth-quarter and full-year 2020 benefit from favorable prior accident year reserve development of $40 million and $131 million, compared with 3.2 points or $45 million for fourth-quarter 2019 and 4.7 points or $248 million of favorable development for full-year 2019.
•3.9 percentage-point improvement, to 57.0%, for the full-year 2020 ratio of current accident year losses and loss expenses before catastrophes, including a decrease of 0.6 points in the ratio for current accident year losses of $1 million or more per claim.
•0.3 percentage-point decrease in the full-year 2020 underwriting expense ratio, primarily due to elevated catastrophe losses resulting in a lower level of profit-sharing commissions for agencies.
                                             CINF 4Q20 Release 3

Commercial Lines Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2020	2019	% Change	2020	2019	% Change
Earned premiums	$878	$852	3	$3,476	$3,319	5
Fee revenues	—	2	(100)	3	5	(40)
Total revenues	878	854	3	3,479	3,324	5

Loss and loss expenses	512	489	5	2,336	2,030	15
Underwriting expenses	270	268	1	1,079	1,053	2
Underwriting profit	$96	$97	(1)	$64	$241	(73)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	58.4%	57.4%	1.0	67.3%	61.2%	6.1
Underwriting expenses	30.8	31.4	(0.6)	31.0	31.7	(0.7)
Combined ratio	89.2%	88.8%	0.4	98.3%	92.9%	5.4

			% Change			% Change
Agency renewal written premiums	$759	$719	6	$3,122	$2,998	4
Agency new business written premiums	113	129	(12)	515	510	1
Other written premiums	(32)	(29)	(10)	(103)	(98)	(5)
Net written premiums	$840	$819	3	$3,534	$3,410	4

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	58.8%	62.0%	(3.2)	59.2%	61.7%	(2.5)
Current accident year catastrophe losses	3.8	0.1	3.7	10.8	5.3	5.5
Prior accident years before catastrophe losses	(3.5)	(3.9)	0.4	(2.3)	(5.0)	2.7
Prior accident years catastrophe losses	(0.7)	(0.8)	0.1	(0.4)	(0.8)	0.4
Loss and loss expense ratio	58.4%	57.4%	1.0	67.3%	61.2%	6.1

Current accident year combined ratio before
catastrophe losses	89.6%	93.4%	(3.8)	90.2%	93.4%	(3.2)

•3% and 4% growth in fourth-quarter and full-year 2020 commercial lines net written premiums, including price increases and growth initiatives. Fourth-quarter and full-year 2020 commercial lines average renewal pricing increases in the mid-single-digit percent range, with the fourth-quarter increase higher than third-quarter 2020.
•12% or $16 million decrease in fourth-quarter 2020 new business written premiums, reflecting increased competition that resulted in fewer opportunities to write policies at pricing levels we believe are adequate.
•1% or $5 million increase in full-year 2020 new business written by agencies, including $39 million from agencies appointed since the beginning of 2019.
•0.4 percentage-point fourth-quarter 2020 combined ratio increase, including an increase of 3.8 points for losses from catastrophes.
•5.4 percentage-point increase in the full-year 2020 combined ratio, including an increase of 5.9 points for losses from catastrophes.
•4.2 and 2.7 percentage-point fourth-quarter and full-year 2020 benefit from favorable prior accident year reserve development of $36 million and $95 million, compared with 4.7 points or $39 million for fourth-quarter 2019 and 5.8 points or $192 million of favorable development for full-year 2019.
•2.5 percentage-point improvement, to 59.2%, for the full-year 2020 ratio of current accident year losses and loss expenses before catastrophes, including a decrease of 1.0 points in the ratio for current accident year losses of $1 million or more per claim.
                                             CINF 4Q20 Release 4

Personal Lines Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2020	2019	% Change	2020	2019	% Change
Earned premiums	$373	$358	4	$1,463	$1,404	4
Fee revenues	1	1	0	4	4	0
Total revenues	374	359	4	1,467	1,408	4

Loss and loss expenses	195	251	(22)	977	985	(1)
Underwriting expenses	108	104	4	443	415	7
Underwriting profit	$71	$4	nm	$47	$8	488

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	52.3%	70.2%	(17.9)	66.8%	70.2%	(3.4)
Underwriting expenses	29.0	29.1	(0.1)	30.3	29.6	0.7
Combined ratio	81.3%	99.3%	(18.0)	97.1%	99.8%	(2.7)

			% Change			% Change
Agency renewal written premiums	$317	$309	3	$1,364	$1,312	4
Agency new business written premiums	45	36	25	174	158	10
Other written premiums	(8)	(9)	11	(35)	(35)	0
Net written premiums	$354	$336	5	$1,503	$1,435	5

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	46.3%	63.0%	(16.7)	52.1%	62.4%	(10.3)
Current accident year catastrophe losses	3.4	10.0	(6.6)	16.0	9.7	6.3
Prior accident years before catastrophe losses	2.6	(2.5)	5.1	(0.7)	(2.1)	1.4
Prior accident years catastrophe losses	0.0	(0.3)	0.3	(0.6)	0.2	(0.8)
Loss and loss expense ratio	52.3%	70.2%	(17.9)	66.8%	70.2%	(3.4)

Current accident year combined ratio before
catastrophe losses	75.3%	92.1%	(16.8)	82.4%	92.0%	(9.6)

•5% growth for both fourth-quarter and full-year 2020 personal lines net written premiums, largely due to higher renewal written premiums that benefited from rate increases. Full-year 2020 net written premiums from our agencies’ high net worth clients grew 27%, to $519 million.
•25% and 10% increase in fourth-quarter and full-year 2020 new business premiums written by agencies, compared with a year ago, reflecting expanded use of pricing precision tools.
•18.0 percentage-point improvement in fourth-quarter 2020 combined ratio, including decreases of 16.7 points in the ratio for current accident year losses and loss expenses before catastrophes and 6.3 points from losses from catastrophes.
•2.7 percentage-point improvement in the full-year 2020 combined ratio, despite an increase for losses from catastrophes of 5.5 points.
•2.6 percentage-point fourth-quarter 2020 unfavorable prior accident year reserve development of $10 million and 1.3 point full-year 2020 benefit from favorable development of $18 million, compared with favorable prior reserve development of 2.8 points or $9 million for fourth-quarter 2019 and 1.9 points or $27 million for full-year 2019.
•10.3 percentage-point improvement, to 52.1%, for the full-year 2020 ratio of current accident year losses and loss expenses before catastrophes, despite an increase of 0.4 points in the ratio for current accident year losses of $1 million or more per claim.

                                             CINF 4Q20 Release 5

Excess and Surplus Lines Insurance Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2020	2019	% Change	2020	2019	% Change
Earned premiums	$87	$76	14	$325	$278	17
Fee revenues	1	—	nm	2	2	0
Total revenues	88	76	16	327	280	17

Loss and loss expenses	49	41	20	199	142	40
Underwriting expenses	24	22	9	94	85	11
Underwriting profit	$15	$13	15	$34	$53	(36)

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Loss and loss expenses	56.6%	54.4%	2.2	61.3%	51.1%	10.2
Underwriting expenses	26.6	28.5	(1.9)	28.7	30.4	(1.7)
Combined ratio	83.2%	82.9%	0.3	90.0%	81.5%	8.5

			% Change			% Change
Agency renewal written premiums	$69	$56	23	$254	$209	22
Agency new business written premiums	27	28	(4)	110	110	0
Other written premiums	(4)	(4)	0	(16)	(16)	0
Net written premiums	$92	$80	15	$348	$303	15

Ratios as a percent of earned premiums:			Pt. Change			Pt. Change
Current accident year before catastrophe losses	57.6%	54.3%	3.3	57.7%	54.6%	3.1
Current accident year catastrophe losses	0.4	0.0	0.4	1.3	0.4	0.9
Prior accident years before catastrophe losses	(1.5)	(0.4)	(1.1)	2.1	(4.1)	6.2
Prior accident years catastrophe losses	0.1	0.5	(0.4)	0.2	0.2	0.0
Loss and loss expense ratio	56.6%	54.4%	2.2	61.3%	51.1%	10.2

Current accident year combined ratio before
catastrophe losses	84.2%	82.8%	1.4	86.4%	85.0%	1.4

•15% growth in both fourth-quarter and full-year 2020 excess and surplus lines net written premiums, including fourth-quarter 2020 renewal price increases averaging in the mid-single-digit percent range.
•4% decrease in fourth-quarter 2020 new business written premiums with full-year 2020 matching 2019, reflecting a highly competitive market with fewer opportunities to write policies with annual premiums of $10,000 or more at pricing levels we believe are adequate and offsetting our additional marketing efforts.
•0.3 percentage-point increase in fourth-quarter 2020 combined ratio, primarily due to higher current accident year losses and loss expenses before catastrophes.
•8.5 percentage-point increase in the full-year 2020 combined ratio, primarily due to unfavorable reserve development on prior accident years before catastrophe losses.
•1.4 percentage-point fourth-quarter 2020 benefit from favorable reserve development on prior accident years of $1 million, compared with unfavorable reserve development of 0.1 points or less than $1 million for fourth-quarter 2019.
•2.3 percentage-point full-year 2020 unfavorable prior accident year reserve development of $7 million, compared with 3.9 points or $11 million of favorable development for full-year 2019.
•3.1 percentage-point increase, to 57.7%, for the full-year 2020 ratio of current accident year losses and loss expenses before catastrophes, including no change from 2019 in the ratio for current accident year losses of $1 million or more per claim.
                                             CINF 4Q20 Release 6

Life Insurance Subsidiary Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2020	2019	% Change	2020	2019	% Change
Term life insurance	$50	$47	6	$197	$186	6
Universal life insurance	10	8	25	44	39	13
Other life insurance and annuity products	11	12	(8)	48	45	7
Earned premiums	71	67	6	289	270	7
Investment income, net of expenses	40	38	5	158	152	4
Investment gains and losses, net	2	—	nm	(27)	(4)	nm
Fee revenues	1	1	0	2	4	(50)
Total revenues	114	106	8	422	422	0
Contract holders’ benefits incurred	73	75	(3)	297	286	4
Underwriting expenses incurred	22	19	16	85	86	(1)
Total benefits and expenses	95	94	1	382	372	3
Net income before income tax	19	12	58	40	50	(20)
Income tax	4	3	33	8	11	(27)
Net income of the life insurance subsidiary	$15	$9	67	$32	$39	(18)

•$19 million or 7% increase in full-year 2020 earned premiums, including a 6% increase for term life insurance, our largest life insurance product line.
•$7 million or 18% decrease in full-year 2020 life insurance subsidiary net income, primarily due to increased investment losses resulting from impairment write-downs of fixed-maturity securities.
•$179 million or 14% full-year 2020 increase to $1.417 billion in GAAP shareholders’ equity for The Cincinnati Life Insurance Company, primarily from an increase in unrealized investment gains.

                                             CINF 4Q20 Release 7

Investment and Balance Sheet Highlights
Investments Results

(Dollars in millions)	Three months ended December 31,			Twelve months ended December 31,
	2020	2019	% Change	2020	2019	% Change
Investment income, net of expenses	$172	$168	2	$670	$646	4
Investment interest credited to contract holders’	(25)	(25)	0	(102)	(99)	(3)
Investment gains and losses, net	997	537	86	865	1,650	(48)
Investment profit	$1,144	$680	68	$1,433	$2,197	(35)

Investment income:
Interest	$116	$114	2	$455	$446	2
Dividends	59	55	7	220	201	9
Other	1	2	(50)	8	12	(33)
Less investment expenses	4	3	33	13	13	0
Investment income, pretax	172	168	2	670	646	4
Less income taxes	27	26	4	104	101	3
Total investment income, after-tax	$145	$142	2	$566	$545	4

Investment returns:
Average invested assets plus cash and cash equivalents	$20,873	$19,591		$20,670	$18,697
Average yield pretax	3.30%	3.43%		3.24%	3.46%
Average yield after-tax	2.78	2.90		2.74	2.91
Effective tax rate	15.4%	15.6%		15.5%	15.6%
Fixed-maturity returns:
Average amortized cost	$11,293	$11,060		$11,210	$10,876
Average yield pretax	4.11%	4.12%		4.06%	4.10%
Average yield after-tax	3.43	3.44		3.39	3.42
Effective tax rate	16.6%	16.6%		16.6%	16.6%

•$4 million or 2% rise in fourth-quarter 2020 pretax investment income, including 7% growth in equity portfolio dividends and 2% growth in interest income.
•$1.139 billion fourth-quarter and $1.301 billion full-year 2020 pretax total investment gains, summarized on the table below. Changes in unrealized gains or losses reported in other comprehensive income, in addition to investment gains and losses reported in net income, are useful for evaluating total investment performance over time and are major components of changes in book value and the value creation ratio.

(Dollars in millions)	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Investment gains and losses on equity securities sold, net	$4	$(1)	$79	$26
Unrealized gains and losses on equity securities still held, net	971	542	841	1,626
Investment gains and losses on fixed-maturity securities, net	7	1	(65)	1
Other	15	(5)	10	(3)
Subtotal - investment gains and losses reported in net income	997	537	865	1,650
Change in unrealized investment gains and losses - fixed maturities	142	2	436	544
Total	$1,139	$539	$1,301	$2,194

                                             CINF 4Q20 Release 8

Balance Sheet Highlights

(Dollars in millions except share data)	At December 31,	At December 31,
	2020	2019
Total investments	$21,542	$19,746
Total assets	27,542	25,408
Short-term debt	54	39
Long-term debt	788	788
Shareholders’ equity	10,789	9,864
Book value per share	67.04	60.55
Debt-to-total-capital ratio	7.2%	7.7%

•$22.442 billion in consolidated cash and invested assets at December 31, 2020, up 9% from $20.513 billion at year-end 2019.
•$12.338 billion bond portfolio at December 31, 2020, with an average rating of A3/A. Fair value increased $181 million or 1% during the fourth quarter of 2020.
•$8.856 billion equity portfolio was 41.1% of total investments, including $4.929 billion in appreciated value before taxes at December 31, 2020. Fourth-quarter 2020 increase in fair value of $989 million or 13%.
•$6.47 fourth-quarter 2020 increase in book value per share, including an addition of $1.63 from net income before investment gains and $5.51 from investment portfolio net investment gains or changes in unrealized gains for fixed-maturity securities, partially offset by $0.07 for other items and $0.60 from dividends declared to shareholders.
•Value creation ratio of 14.7% for full-year 2020, including 5.5% from net income before investment gains, which includes underwriting and investment income, 10.5% from investment portfolio net investment gains or changes in unrealized gains for fixed-maturity securities, including 7.5% from our stock portfolio and 3.0% from our bond portfolio, in addition to negative 1.3% from other items.

For additional information or to register for our conference call webcast, please visit cinfin.com/investors.

About Cincinnati Financial
Cincinnati Financial Corporation offers primarily business, home and auto insurance through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life insurance, fixed annuities and surplus lines property and casualty insurance. For additional information about the company, please visit cinfin.com.

Mailing Address:                        Street Address:
P.O. Box 145496                        6200 South Gilmore Road
Cincinnati, Ohio 45250-5496                    Fairfield, Ohio 45014-5141

                                             CINF 4Q20 Release 9

Safe Harbor Statement
This is our “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995. Our business is subject to certain risks and uncertainties that may cause actual results to differ materially from those suggested by the forward-looking statements in this report. Some of those risks and uncertainties are discussed in our 2019 Annual Report on Form 10-K, Item 1A, Risk Factors, Page 35 and Item 1A, Risk Factors in our subsequent Quarterly Reports on Form-10Q.
Factors that could cause or contribute to such differences include, but are not limited to:
•Effects of the COVID-19 pandemic that could affect results for reasons such as:
◦Securities market disruption or volatility and related effects such as decreased economic activity that affect the company’s investment portfolio and book value
◦An unusually high level of claims in our insurance or reinsurance operations that increase litigation-related expenses
◦An unusually high level of insurance losses, including risk of legislation or court decisions extending business interruption insurance in commercial property coverage forms to cover claims for pure economic loss related to the COVID-19 pandemic
◦Decreased premium revenue and cash flow from disruption to our distribution channel of independent agents, consumer self-isolation, travel limitations, business restrictions and decreased economic activity
◦Inability of our workforce, agencies or vendors to perform necessary business functions
•Ongoing developments concerning business interruption insurance claims and litigation related to the COVID-19 pandemic that affect our estimates of losses and loss adjustment expenses or our ability to reasonably estimate such losses, such as:
◦The continuing duration of the pandemic and governmental actions to limit the spread of the virus that may produce additional economic losses
◦The number of policyholders that will ultimately submit claims or file lawsuits
◦The lack of submitted proofs of loss for allegedly covered claims
◦Judicial rulings in similar litigation involving other companies in the insurance industry
◦Differences in state laws and developing case law in the relatively few decisions rendered to date
◦Litigation trends, including varying legal theories advanced by policyholders
◦Whether and to what degree any class of policyholders may be certified
◦The inherent unpredictability of litigation
•Unusually high levels of catastrophe losses due to risk concentrations, changes in weather patterns, environmental events, terrorism incidents or other causes
•Increased frequency and/or severity of claims or development of claims that are unforeseen at the time of policy issuance
•Inadequate estimates, assumptions or reliance on third-party data used for critical accounting estimates
•Declines in overall stock market values negatively affecting the company’s equity portfolio and book value
•Prolonged low interest rate environment or other factors that limit the company’s ability to generate growth in investment income or interest rate fluctuations that result in declining values of fixed-maturity investments, including declines in accounts in which we hold bank-owned life insurance contract assets
•Domestic and global events resulting in capital market or credit market uncertainty, followed by prolonged periods of economic instability or recession, that lead to:
◦Significant or prolonged decline in the fair value of a particular security or group of securities and impairment of the asset(s)
◦Significant decline in investment income due to reduced or eliminated dividend payouts from a particular security or group of securities
◦Significant rise in losses from surety and director and officer policies written for financial institutions or other insured entities
•Our inability to integrate Cincinnati Global and its subsidiaries into our ongoing operations, or disruptions to our ongoing operations due to such integration
•Recession or other economic conditions resulting in lower demand for insurance products or increased payment delinquencies
•Difficulties with technology or data security breaches, including cyberattacks, that could negatively affect our ability to conduct business; disrupt our relationships with agents, policyholders and others; cause reputational damage, mitigation expenses and data loss and expose us to liability under federal and state laws
                                             CINF 4Q20 Release 10

•Disruption of the insurance market caused by technology innovations such as driverless cars that could decrease consumer demand for insurance products
•Delays, inadequate data developed internally or from third parties, or performance inadequacies from ongoing development and implementation of underwriting and pricing methods, including telematics and other usage-based insurance methods, or technology projects and enhancements expected to increase our pricing accuracy, underwriting profit and competitiveness
•Increased competition that could result in a significant reduction in the company’s premium volume
•Changing consumer insurance-buying habits and consolidation of independent insurance agencies that could alter our competitive advantages
•Inability to obtain adequate ceded reinsurance on acceptable terms, amount of reinsurance coverage purchased, financial strength of reinsurers and the potential for nonpayment or delay in payment by reinsurers
•Inability to defer policy acquisition costs for any business segment if pricing and loss trends would lead management to conclude that segment could not achieve sustainable profitability
•Inability of our subsidiaries to pay dividends consistent with current or past levels
•Events or conditions that could weaken or harm the company’s relationships with its independent agencies and hamper opportunities to add new agencies, resulting in limitations on the company’s opportunities for growth, such as:
◦Downgrades of the company’s financial strength ratings
◦Concerns that doing business with the company is too difficult
◦Perceptions that the company’s level of service, particularly claims service, is no longer a distinguishing characteristic in the marketplace
◦Inability or unwillingness to nimbly develop and introduce coverage product updates and innovations that our competitors offer and consumers expect to find in the marketplace
•Actions of insurance departments, state attorneys general or other regulatory agencies, including a change to a federal system of regulation from a state-based system, that:
◦Impose new obligations on us that increase our expenses or change the assumptions underlying our critical accounting estimates
◦Place the insurance industry under greater regulatory scrutiny or result in new statutes, rules and regulations
◦Restrict our ability to exit or reduce writings of unprofitable coverages or lines of business
◦Add assessments for guaranty funds, other insurance‑related assessments or mandatory reinsurance arrangements; or that impair our ability to recover such assessments through future surcharges or other rate changes
◦Increase our provision for federal income taxes due to changes in tax law
◦Increase our other expenses
◦Limit our ability to set fair, adequate and reasonable rates
◦Place us at a disadvantage in the marketplace
◦Restrict our ability to execute our business model, including the way we compensate agents
•Adverse outcomes from litigation or administrative proceedings
•Events or actions, including unauthorized intentional circumvention of controls, that reduce the company’s future ability to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002
•Unforeseen departure of certain executive officers or other key employees due to retirement, health or other causes that could interrupt progress toward important strategic goals or diminish the effectiveness of certain longstanding relationships with insurance agents and others
•Events, such as an epidemic, natural catastrophe or terrorism, that could hamper our ability to assemble our workforce at our headquarters location
Further, the company’s insurance businesses are subject to the effects of changing social, global, economic and regulatory environments. Public and regulatory initiatives have included efforts to adversely influence and restrict premium rates, restrict the ability to cancel policies, impose underwriting standards and expand overall regulation. The company also is subject to public and regulatory initiatives that can affect the market value for its common stock, such as measures affecting corporate financial reporting and governance. The ultimate changes and eventual effects, if any, of these initiatives are uncertain.
* * *
                                             CINF 4Q20 Release 11

Cincinnati Financial Corporation
Condensed Consolidated Balance Sheets (unaudited)

(Dollars in millions except per share data)	December 31,	December 31,
	2020	2019
Assets
Investments
Fixed maturities, at fair value (amortized cost: 2020—$11,312; 2019—$11,108)	$12,338	$11,698
Equity securities, at fair value (cost: 2020—$3,927; 2019—$3,581)	8,856	7,752
Other invested assets	348	296
Total investments	21,542	19,746
Cash and cash equivalents	900	767
Investment income receivable	136	133
Finance receivable	95	77
Premiums receivable	1,879	1,777
Reinsurance recoverable	517	610
Prepaid reinsurance premiums	65	54
Deferred policy acquisition costs	805	774
Land, building and equipment, net, for company use (accumulated depreciation: 2020—$285; 2019—$276)	213	207
Other assets	438	381
Separate accounts	952	882
Total assets	$27,542	$25,408
Liabilities
Insurance reserves
Loss and loss expense reserves	$6,746	$6,147
Life policy and investment contract reserves	2,915	2,835
Unearned premiums	2,960	2,788
Other liabilities	982	928
Deferred income tax	1,299	1,079
Note payable	54	39
Long-term debt and lease obligations	845	846
Separate accounts	952	882
Total liabilities	16,753	15,544

Shareholders' Equity
Common stock, par value—$2 per share; (authorized: 2020 and 2019—500 million shares; issued: 2020 and 2019—198.3 million shares)	397	397
Paid-in capital	1,328	1,306
Retained earnings	10,085	9,257
Accumulated other comprehensive income	769	448
Treasury stock at cost (2020— 37.4 million shares and 2019—35.4 million shares)	(1,790)	(1,544)
Total shareholders' equity	$10,789	$9,864
Total liabilities and shareholders' equity	$27,542	$25,408

                                             CINF 4Q20 Release 12

Cincinnati Financial Corporation
Condensed Consolidated Statements of Income (unaudited)

(Dollars in millions except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Revenues
Earned premiums	$1,520	$1,441	$5,980	$5,604
Investment income, net of expenses	172	168	670	646
Investment gains and losses, net	997	537	865	1,650
Fee revenues	3	4	11	15
Other revenues	2	2	10	9
Total revenues	2,694	2,152	7,536	7,924

Benefits and Expenses
Insurance losses and contract holders’ benefits	902	910	4,134	3,638
Underwriting, acquisition and insurance expenses	457	442	1,829	1,738
Interest expense	14	13	54	53
Other operating expenses	5	6	20	23
Total benefits and expenses	1,378	1,371	6,037	5,452

Income Before Income Taxes	1,316	781	1,499	2,472

Provision for Income Taxes
Current	66	48	147	132
Deferred	201	107	136	343
Total provision for income taxes	267	155	283	475

Net Income	$1,049	$626	$1,216	$1,997

Per Common Share
Net income—basic	$6.52	$3.84	$7.55	$12.24
Net income—diluted	6.47	3.79	7.49	12.10

Definitions of Non-GAAP Information and Reconciliation to Comparable GAAP Measures
(See attached tables for reconciliations; additional prior-period reconciliations available at cinfin.com/investors.)
Cincinnati Financial Corporation prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules for insurance company regulation in the United States of America as defined by the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.
Management uses certain non-GAAP financial measures to evaluate its primary business areas – property casualty insurance, life insurance and investments. Management uses these measures when analyzing both GAAP and non-GAAP results to improve its understanding of trends in the underlying business and to help avoid incorrect or misleading assumptions and conclusions about the success or failure of company strategies. Management adjustments to GAAP measures generally: apply to non-recurring events that are unrelated to business performance and distort short-term results; involve values that fluctuate based on events outside of management’s control; supplement reporting segment disclosures with disclosures for a subsidiary company or for a combination of subsidiaries or reporting segments; or relate to accounting refinements that affect comparability between periods, creating a need to analyze data on the same basis.
•Non-GAAP operating income: Non-GAAP operating income is calculated by excluding investment gains and losses (defined as investment gains and losses after applicable federal and state income taxes) and other significant non-recurring items from net income. Management evaluates non-GAAP operating income to measure the success of pricing, rate and underwriting strategies. While investment gains (or losses) are integral to the company’s insurance operations over the long term, the determination to realize investment gains or losses on fixed-maturity securities sold in any period may be subject to management’s discretion and is independent of the insurance underwriting process. Also, under applicable GAAP accounting requirements, gains and losses are recognized from certain changes in
                                             CINF 4Q20 Release 13

market values of securities without actual realization. Management believes that the level of investment gains or losses for any particular period, while it may be material, may not fully indicate the performance of ongoing underlying business operations in that period.
For these reasons, many investors and shareholders consider non-GAAP operating income to be one of the more meaningful measures for evaluating insurance company performance. Equity analysts who report on the insurance industry and the company generally focus on this metric in their analyses. The company presents non-GAAP operating income so that all investors have what management believes to be a useful supplement to GAAP information.
•    Consolidated property casualty insurance results: To supplement reporting segment disclosures related to our property casualty insurance operations, we also evaluate results for those operations on a basis that includes results for our property casualty insurance and brokerage services subsidiaries. That is the total of our commercial lines, personal lines and our excess and surplus lines segments plus our reinsurance assumed operations known as Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global.
•Life insurance subsidiary results: To supplement life insurance reporting segment disclosures related to our life insurance operation, we also evaluate results for that operation on a basis that includes life insurance subsidiary investment income, or investment income plus investment gains and losses, that are also included in our investments reporting segment. We recognize that assets under management, capital appreciation and investment income are integral to evaluating the success of the life insurance segment because of the long duration of life products.

                                             CINF 4Q20 Release 14

Cincinnati Financial Corporation

Net Income Reconciliation

(Dollars in millions except per share data)	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Net income	$1,049	$626	$1,216	$1,997
Less:
Investment gains and losses, net	997	537	865	1,650
Income tax on investment gains and losses	(210)	(114)	(182)	(347)
Investment gains and losses, after-tax	787	423	683	1,303
Non-GAAP operating income	$262	$203	$533	$694

Diluted per share data:
Net income	$6.47	$3.79	$7.49	$12.10
Less:
Investment gains and losses, net	6.15	3.25	5.33	10.00
Income tax on investment gains and losses	(1.29)	(0.69)	(1.12)	(2.10)
Investment gains and losses, after-tax	4.86	2.56	4.21	7.90
Non-GAAP operating income	$1.61	$1.23	$3.28	$4.20

Life Insurance Reconciliation

(Dollars in millions)	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Net income of life insurance subsidiary	$15	$9	$32	$39
Investment gains and losses, net	2	—	(27)	(4)
Income tax on investment gains and losses	—	1	(6)	—
Non-GAAP operating income	13	10	53	43

Investment income, net of expenses	(40)	(38)	(158)	(152)
Investment income credited to contract holders'	25	25	102	99
Income tax excluding tax on investment gains and losses, net	4	2	14	11
Life insurance segment profit (loss)	$2	$(1)	$11	$1

                                             CINF 4Q20 Release 15

Property Casualty Insurance Reconciliation
(Dollars in millions)	Three months ended December 31, 2020
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,394	$840	$354	$92	$108
Unearned premiums change	55	38	19	(5)	3
Earned premiums	$1,449	$878	$373	$87	$111

Underwriting profit	$187	$96	$71	$15	$5

(Dollars in millions)	Twelve months ended December 31, 2020
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$5,864	$3,534	$1,503	$348	$479
Unearned premiums change	(173)	(58)	(40)	(23)	(52)
Earned premiums	$5,691	$3,476	$1,463	$325	$427

Underwriting profit (loss)	$119	$64	$47	$34	$(26)

(Dollars in millions)	Three months ended December 31, 2019
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$1,308	$819	$336	$80	$73
Unearned premiums change	66	33	22	(4)	15
Earned premiums	$1,374	$852	$358	$76	$88

Underwriting profit	$119	$97	$4	$13	$5

(Dollars in millions)	Twelve months ended December 31, 2019
	Consolidated	Commercial	Personal	E&S	Other*
Premiums:
Written premiums	$5,516	$3,410	$1,435	$303	$368
Unearned premiums change	(182)	(91)	(31)	(25)	(35)
Earned premiums	$5,334	$3,319	$1,404	$278	$333

Underwriting profit	$341	$241	$8	$53	$39

Dollar amounts shown are rounded to millions; certain amounts may not add due to rounding. Ratios are calculated based on dollar amounts in thousands.
*Included in Other are the results of Cincinnati Re and our London-based global specialty underwriter known as Cincinnati Global, acquired on February 28, 2019.

                                             CINF 4Q20 Release 16

Cincinnati Financial Corporation
Other Measures
•Value creation ratio: This is a measure of shareholder value creation that management believes captures the contribution of the company’s insurance operations, the success of its investment strategy and the importance placed on paying cash dividends to shareholders. The value creation ratio measure is made up of two primary components: (1) rate of growth in book value per share plus (2) the ratio of dividends declared per share to beginning book value per share. Management believes this measure is useful, providing a meaningful measure of long-term progress in creating shareholder value. It is intended to be all-inclusive regarding changes in book value per share, and uses originally reported book value per share in cases where book value per share has been adjusted, such as adoption of Accounting Standards Updates with a cumulative effect of a change in accounting.
•    Written premium: Under statutory accounting rules in the U.S., property casualty written premium is the amount recorded for policies issued and recognized on an annualized basis at the effective date of the policy. Management analyzes trends in written premium to assess business efforts. The difference between written and earned premium is unearned premium.

Value Creation Ratio Calculations

(Dollars are per share)	Three months ended December 31,		Twelve months ended December 31,
	2020	2019	2020	2019
Value creation ratio:
End of period book value*	$67.04	$60.55	$67.04	$60.55
Less beginning of period book value	60.57	57.37	60.55	48.10
Change in book value	6.47	3.18	6.49	12.45
Dividend declared to shareholders	0.60	0.56	2.40	2.24
Total value creation	$7.07	$3.74	$8.89	$14.69

Value creation ratio from change in book value**	10.7%	5.5%	10.7%	25.9%
Value creation ratio from dividends declared to shareholders***	1.0	1.0	4.0	4.6
Value creation ratio	11.7%	6.5%	14.7%	30.5%

* Book value per share is calculated by dividing end of period total shareholders’ equity by end of period shares outstanding
** Change in book value divided by the beginning of period book value
*** Dividend declared to shareholders divided by beginning of period book value

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